UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2010

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02 (b) On February 10, 2010, Lloyd H. Malchow indicated to the Board of Directors of Digirad Corporation (the “Company”)that he would not stand for re-election at the 2010 annual stockholder meeting. Mr. Malchow indicated that he made this decision due to illness, and not as the result of any disagreement with the Company.

5.02 (e) On February 9, 2010, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the following items related to the compensation of the Company’s named executive officers:

Increases to the annual base salaries of certain of our named executive officers, effective as of January 1, 2010, in the following amounts:

	2009 Base Salary	2010 Base Salary
Todd Clyde	$300,000	$335,000
Richard Slansky	$245,000	$255,000
Randy Weatherhead	$225,000	$200,000

The target 2010 cash bonuses for our named executive officers, in the following amounts:

Target
Todd Clyde	$201,000
Richard Slansky	$102,000
Randy Weatherhead	$130,000
Virgil Lott	$88,000

Bonuses for each of the named executive officers, other than Mr. Weatherhead, will be based 50% on achievement in 2010 of free cash flow objectives established by the Compensation Committee and 50% on achievement in 2010 of operating profit objectives established by the Compensation Committee. For Mr. Weatherhead, 15% of his target bonus amount, or $19,500, will be based 50% on achievement in 2010 of free cash flow objectives established by the Compensation Committee and 50% on achievement in 2010 of operating profit objectives established by the Compensation Committee. The remaining 85% of Mr. Weatherhead’s target bonus amount, or $110,500, will be commission-oriented, based on the Company’s camera sales margin.

The actual bonuses payable (if any) for the achievement of such objectives, and for Mr. Weatherhead, commissions based on the Company’s camera sales margin, will be determined by the Compensation Committee, and will be payable on a quarterly basis, subject to the named executive officer’s employment through the date of payment.

On February 9, 2010, the Compensation Committee also awarded restricted stock units (“RSUs”) to our named executive officers of the Company in the amounts set forth below:

Restricted Stock Units
Todd Clyde	75,000
Richard Slansky	35,000
Randy Weatherhead	30,000
Virgil Lott	40,000

The RSUs granted above vest ratably over a three-year period, with one-twelfth of such RSUs vesting on the first day of each quarter following the grant date; provided, however, that any RSUs that become vested will not be settled and the shares of the Company’s common stock subject thereto will not be issued to the named executive officer until the earlier of the fifth anniversary of the date of grant or the named executive officer’s termination of service with the Company. The RSU grants were made under the Company’s 2004 Stock Incentive Plan, pursuant to the terms of Restricted Stock Unit Agreements entered into with each named executive officer. A form of the Restricted Stock Unit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement entered into between Digirad Corporation and certain named executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Richard Slansky
Richard Slansky, Chief Financial Officer

Date: February 16, 2010